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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          ---------------------------


         Date of Report (Date of earliest event reported): APRIL 7, 1999


                       BAYARD DRILLING TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                  1-13553                      731508021
(State or other jurisdiction  (Commission File Number)          (IRS Employer
      of incorporation)                                      Identification No.)



4005 NW EXPRESSWAY, SUITE 550E, OKLAHOMA CITY, OK                  73116
   (Address of principal executive offices)                      (Zip code)


        Registrant's telephone number including area code: (405) 840-9550


                                 NOT APPLICABLE
           (Former name or former address if changed from last report)



                                   Page 1 of 5

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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

         (a) On April 7, 1999, Nabors Industries, Inc. ("Nabors") acquired all of the common stock of Bayard Drilling Technologies, Inc. ("Bayard") in a merger (the "Merger") in which Nabors Acquisition Corp. VII, a wholly owned subsidiary of Nabors, merged with and into Bayard, with Bayard surviving the merger and becoming a wholly owned subsidiary of Nabors. As a result of the Merger, Nabors owns all of the issued and outstanding common stock of Bayard. In the Merger, each outstanding share of common stock, par value $0.01 per share, of Bayard ("Bayard Common Stock") was converted into (a) 0.3375 shares of common stock, par value $0.10 per share, of Nabors ("Nabors Common Stock") and (b) $0.30 in cash. Nabors has informed Bayard that Nabors is financing its obligations to pay the cash portion of the aggregate merger consideration with its working capital. The consummation of the Merger was announced in a press release on April 7, 1999, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

         99.1 Joint press release, dated April 7, 1999, issued by Nabors Industries, Inc. and Bayard Drilling Technologies, Inc.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 BAYARD DRILLING TECHNOLOGIES, INC.
                                 (Registrant)



                                 By:  /s/ Daniel McLachlin
                                     -------------------------------------------
                                          Daniel McLachlin
                                          President

Date:  April 7, 1999




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                                  EXHIBIT INDEX


Exhibit No.        Description                                                                Page No.
-----------        -----------                                                                --------

99.1               Joint press release, dated April 7, 1999, issued by Nabors                    5
                   Industries, Inc. and Bayard Drilling Technologies, Inc.



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